Exhibit 99.1

Unaudited Proforma Consolidated Financial Statements

On March 25, 2025, GridAI Technologies Corp. (f/k/a Entero Therapeutics, Inc.) (the “Company”) entered into a Rescission Agreement (the “Rescission Agreement”) by and among the Company, ImmunogenX, LLC (“Immuno LLC”) and each of the individuals or entities (each a “Shareholder” and collectively, the “Shareholders”) who are the former shareholders of ImmunogenX, Inc., a Delaware corporation (“Immuno Corp.”) to unwind the transactions as set forth in the Agreement and Plan of Merger, dated March 13, 2024 by and among the Company, IMMUNO Merger Sub I, Inc., a Delaware corporation, IMMUNO Merger Sub II, LLC, a Delaware limited liability company, and Immuno Corp., and in the other agreements entered into in connection therewith. On July 16, 2025, the Company, Immuno LLC and the Shareholders entered into an Amendment to the Rescission Agreement (“Rescission Agreement Amendment”).

On December 31, 2025, the Company, Immuno LLC and the Shareholders completed the transactions contemplated by the Rescission Agreement, as amended by the Rescission Agreement Amendment, including the transfer by the Coamny to the Shareholders of all of the issued and outstanding membership interests of Immuno LLC held by the Company. After the consummation of the transactions contemplated by the Rescission Agreement Immuno LLC is no longer a subsidiary of the Company and the Company is no longer holding any interest in Immuno LLC.

The accompanying pro forma consolidated financial statements are presented to show the effects of the completion of the Rescission Agreement on the Company’s consolidated financial statements and reflect transaction accounting adjustments as further described below. The unaudited pro forma consolidated financial statements and the notes thereto should be read together with: the Company’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2024; the Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2024; and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Unaudited Pro Forma Consolidated Balance Sheet

	(unaudited) Sept 30, 2025	Proforma Adjustment	Proforma Balance Sheet
Current Assets:
Cash and cash equivalents	$2,517,218	-	2,517,218
Accounts Receivable	37,490		37,490
Prepaid expenses	451,879	-	451,879
Assets held-for-sale (a)	83,170,009	(83,170,009)	-
other current asssets	1,521,939		1,521,939
Total Current Assets	87,698,535	(83,170,009)	4,528,526
Developed technology, net	18,387,000		18,387,000
Customer relations	2,630,000		2,630,000
Trade name	782,000		782,000
Property, equipment, and leasehold improvements, net	27,520		27,520
Goodwill	25,796,163	-	25,796,163
Deposits	49,122	-	49,122
Total Other Assets	47,671,805	-	47,671,805
Total Assets	135,370,340	(83,170,009)	52,200,331
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable (b)	4,973,285	364,003	5,337,288
Accrued expenses	410,324	-	410,324
Deferred consideration- short term	2,000,000		2,000,000
Accrued dividend payable	1,564,753	-	1,564,753
Line of credit	700,000	-	700,000
Liabilities held-for-sale (b)	23,672,708	(23,672,708)	-
Operating lease liabilities	135,609	-	135,609
Other current liabilities	59,482	-	59,482
Total Current Liabilities	33,516,161	(23,308,705)	10,207,456
Non-current operating lease liabilities
Deferred consideration- long term	5,000,000	-	5,000,000
Other non-current liabilties	7,292,101	-	7,292,101
Total Liabilities	45,808,262	(23,308,705)	22,499,557
Mezzanine Equity:
Series G preferred stock (c)	61,681,100	(57,790,474)	3,890,626
Common stock (f)	255	(1)	(60)
Series H	4	-	4
Additional paid-in capital (d)	228,392,426	(2,300,499)	226,092,241
Accumulated deficit (e)	(205,798,707)	229,670	(205,569,037)
Non controlling interest	5,287,000	-	5,287,000
Total Stockholders' Equity (Deficit)	27,880,978	(2,070,830)	25,810,148
Total Liabilities, Mezzanine Equity and Stockholders' Equity (Deficit)	$135,370,340	$(83,170,009)	$52,200,331

Notes to Unaudited Pro Forma Financial Information

The unaudited pro forma financial information has been prepared to give effect to the rescission agreement with IMGX, as if the rescission had occurred on the dates indicated herein. The pro forma adjustments reflect the reversal of the discontinued operations associated with IMGX, including the removal of assets held for sale, related liabilities, and equity interests previously recorded in the Company’s historical financial statements. The pro forma information is presented for illustrative purposes only and does not purport to represent the Company’s actual financial position or results of operations had the rescission occurred on those dates, nor is it indicative of future results. The pro forma adjustments have been prepared in accordance with Article 11 of Regulation S-X and ASC 205-20, Presentation of Financial Statements – Discontinued Operations.

The foregoing notes apply to the unaudited pro forma balance sheet presented herein.

(a)	Reflects the removal of assets classified as held for sale associated with IMGX in connection with the rescission agreement. These assets, which had been previously classified as held for sale, are no longer part of the Company’s operations and have been derecognized from the unaudited pro forma balance sheet as of March 31, 2025.

(b)	Reflects the removal of liabilities classified as held for sale associated with IMGX, which were derecognized in conjunction with the asset removal described in adjustment (a), in accordance with the terms of the rescission agreement.

Certain liabilities previously classified within liabilities held for sale were reclassified to accounts payable as part of the rescission.

(c)	Reflects the removal of 11,777,418 shares of Series G Preferred Stock issued to IMGX that were rescinded pursuant to the rescission agreement and are no longer outstanding. The remaining Series G Preferred Stock issued to other investors is not affected by this adjustment.

(d)	Reflects adjustments to additional paid-in capital resulting from the elimination of previously recorded equity balances related to IMGX. These adjustments reflect the reversal of the Series G Preferred Stock described in adjustment (c) and the reversal of common shaeres, options and warrants and the related impact on the Company’s capital structure as a result of the rescission.

(e)	The change in accumulated deficit primairly reflects the impact of the discontinued operations related to the recission of the IMGX transaction.

(f)	Common stock reflects a nominal adjustment of $1, representing the removal of common shares previously issued in connection with the IMGX transaction as a result of the recission agreement. The adjustment reflects the reversal of the acquisition-related equity balances, with corresponding offsetys recorded to additional pain-in capital and accumulated deficit consistent with the recission of the IMGX transaction.

The pro forma adjustments assume that the rescission of the IMGX transaction occurred prior to the period presented for purposes of the unaudited pro forma balance sheet and statements of operations.

No pro forma adjustments to revenues or operating expenses were required other than those reflected in discontinued operations, as the rescission did not result in continuing operations impacts beyond those described above.

The pro forma adjustments do not reflect any material income tax effects resulting from the rescission.

The rescission agreement did not result in any continuing obligations or contingent consideration requiring pro forma adjustment.

Unaudited Pro Forma Consolidated Statements of Operations

	(Unaudited) Sept 30, 2025	Proforma Adjustment	Proforma Balance Sheet
Operating expenses:
Research and development expenses	$32,080		$32,080
General and administrative expenses	2,362,957		2,362,957
Total operating expenses	2,395,037		2,395,037

Loss from operations	$(2,395,037)		$(2,395,037)

Other expenses:
Total other expenses	(198,855)		(198,855)

Loss from continued operations	$(2,593,892)		$(2,593,892)
Income tax benefit	-		-
Net loss from continued operations	$(2,593,892)		$(2,593,892)

Loss from discontinued operations, net of tax	(816,808)	816,808	-

Net loss	$(3,410,700)		$(2,593,892)
Preferred stock dividends	(254,172)		(254,172)
Net loss applicable to common shareholders	$(3,664,872)		$(2,848,064)

Weighted average shares outstanding, basic and diluted	1,609,863		1,609,863
Loss per share, basic and diluted	(2.28)		(1.77)
Loss per share from discontinued operations, basic and diluted	(0.51)		0.00

	(Audited) Dec 31, 2024	Proforma Adjustment	Proforma Balance Sheet
Operating expenses:
Research and development expenses	$903,941		$903,941
General and administrative expenses	14,717,333		14,717,333
Total operating expenses	15,621,274		15,621,274

Loss from operations	$(15,621,274)		$(15,621,274)

Other expenses:
Total other expenses	2,253		2,253

Loss from continued operations	$(15,619,021)		$(15,619,021)

Loss from discontinued operations, net of tax	(2,440,315)	2,440,315	-

Net loss	$(18,059,336)		$(15,619,021)
Preferred stock dividend	(240,965)		(240,965)
Net loss applicable to common shareholders	$(18,300,301)		$(15,859,986)

Weighted average shares outstanding, basic	3,434,934		3,434,934
Weighted average shares outstanding, diluted	3,434,934		3,434,934
Loss per share, basic	(5.33)		(4.62)
Loss per share, diluted	(5.33)		(4.62)
Loss per share from discontinued operations, basic	(0.71)		0.00
Loss per share from discontinued operations, diluted	(0.71)		0.00

Notes to Unaudited Pro Forma Financial Information

The unaudited pro forma financial information has been prepared to give effect to the rescission agreement with IMGX, as if the rescission had occurred at the beginning of the periods presented. The pro forma adjustments reflect the reversal of the discontinued operations associated with IMGX. The pro forma information is presented for illustrative purposes only and does not purport to represent the Company’s actual results of operations had the rescission occurred on those dates, nor is it indicative of future results. The pro forma adjustments have been prepared in accordance with Article 11 of Regulation S-X and ASC 205-20, Presentation of Financial Statements - Discontinued Operations.

(a)	Reflects the removal of loss from discontinued operations associated with IMGX.